Exhibit 10.3

                                                               EXECUTION VERSION











                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                STI PREPAID, LLC








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                                TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I   DEFINITIONS AND TERMS........................................1

      Section 1.1   Certain Definitions..................................2

      Section 1.2   Other Definitional and Contract Construction
                    Provisions...........................................5

ARTICLE II  GENERAL MATTERS..............................................6

      Section 2.1   Formation............................................6

      Section 2.2   Tax Treatment of the Contributions...................6

      Section 2.3   Registered Offices...................................7

      Section 2.4   Name.................................................7

      Section 2.5   Term.................................................7

      Section 2.6   Principal Place of Business..........................7

      Section 2.7   Qualification in Other Jurisdictions.................7

ARTICLE III PURPOSES AND BUSINESS........................................8

      Section 3.1   Purposes and Business................................8

      Section 3.2   Powers of the Company................................8

ARTICLE IV  CAPITAL CONTRIBUTIONS, INTERESTS AND ADVANCES................8

      Section 4.1   Capital Contributions................................8

      Section 4.2   Nature of Interest...................................8

      Section 4.3   Status of Capital Contributions......................8

ARTICLE V   UNITS AND MEMBERS............................................8

      Section 5.1   Units................................................9

      Section 5.2   Class A Units........................................9

      Section 5.3   Class B Units........................................9

      Section 5.4   Members..............................................9

      Section 5.5   Voting..............................................10

      Section 5.6   Member Meetings.....................................10

      Section 5.7   Powers of Members...................................11

      Section 5.8   Rights of Participation in Future Equity
                    Issuances...........................................12

      Section 5.9   No Withdrawal of a Member...........................12

ARTICLE VI  BOARD OF DIRECTORS..........................................12

      Section 6.1   Number of Directors.................................12

      Section 6.2   Board Designation Rights; Election of Directors.....13

      Section 6.3   Board Meetings......................................13

      Section 6.4   Quorum and Acts of the Board and any Committee
                    Thereof.............................................14

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                      PAGE

      Section 6.5   Electronic Communications...........................14

      Section 6.6   Committees of Directors.............................14

      Section 6.7   Removal of Directors; Vacancies.....................15

      Section 6.8   Directors as Agents.................................15

      Section 6.9   Resignation.........................................15

ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS........................15

      Section 7.1   Management..........................................16

      Section 7.2   Standard of Conduct.................................17

      Section 7.3   Outside Businesses Or Opportunities.................17

      Section 7.4   Limitation of Duties................................18

      Section 7.5   Officers............................................19

      Section 7.6   Transfer of Duties..................................20

      Section 7.7   Vacancies; Absences.................................20

      Section 7.8   Removal.............................................20

      Section 7.9   Resignation.........................................20

      Section 7.10  Compensation of Officers............................20

      Section 7.11  Delegation of Powers................................20

      Section 7.12  Officers as Agents..................................20

      Section 7.13  Execution of Documents..............................20

      Section 7.14  Reliance on Books and Records; Experts..............21

      Section 7.15  Allocations; Tax Matters............................21

ARTICLE VIII   EXCULPATORY PROVISIONS; INDEMNIFICATION..................22

      Section 8.1   General Limitation of Liability.....................22

      Section 8.2   Indemnification of Directors and Other
                    Indemnified Persons.................................22

ARTICLE IX  BOOKS AND RECORDS...........................................24

      Section 9.1   Books, Records and Financial Statements.............24

      Section 9.2   Accounting Method...................................25

      Section 9.3   Annual Audit........................................25

ARTICLE X   DISTRIBUTIONS...............................................25

      Section 10.1  Distributions on Units..............................25

      Section 10.2  Distributions.......................................25

      Section 10.3  Limitation on Distributions.........................26

      Section 10.4  Declaration of Distributions........................26

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                      PAGE

      Section 10.5  Tax Distributions...................................26

      Section 10.6  Withholding Taxes...................................27

ARTICLE XI  TRANSFERS AND RESTRICTIONS..................................28

      Section 11.1  Unit Restrictions...................................28

      Section 11.2  Right of First Offer................................28

      Section 11.3  Drag Along Sales....................................31

      Section 11.4  Tag Along Rights....................................33

      Section 11.5  General Provisions..................................35

      Section 11.6  Substituted Member..................................36

ARTICLE XII CERTIFICATES AND LEGENDS....................................36

      Section 12.1  Article 8 Opt-In....................................36

      Section 12.2  Certificates........................................37

      Section 12.3  Legend..............................................38

      Section 12.4  Transfer Default....................................39

ARTICLE XIII  DISSOLUTION, WINDING UP AND TERMINATION...................39

      Section 13.1  Dissolution.........................................39

      Section 13.2  Winding Up..........................................39

      Section 13.3  Cancellation of Certificate of Formation............40

ARTICLE XIV MISCELLANEOUS...............................................40

      Section 14.1  Notices.............................................40

      Section 14.2  Waiver..............................................40

      Section 14.3  Assignment..........................................41

      Section 14.4  Entire Agreement....................................41

      Section 14.5  Amendments..........................................41

      Section 14.6  Parties in Interest.................................41

      Section 14.7  Submission to Jurisdiction; Selection of Forum......41

      Section 14.8  Counterparts; Facsimile Delivery....................42

      Section 14.9  Severability........................................42

      Section 14.10 Equitable Relief....................................42

      Section 14.11 Additional Documents and Acts.......................42

      Section 14.12 Governing Law.......................................43

      Section 14.13 Litigation Expenses.................................43


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                             INDEX OF DEFINED TERMS


Additional Units...............12             Inclusion Notice Period.........34
Affiliate.......................2             Initial Member...................1
AGENT..........................41             Leucadia.........................4
Agreement.......................2             Leucadia Only Business..........18
Asset Purchase and                            Member...........................4
 Contribution Agreement.........1             Membership Interest..............4
BEI.............................1             Net Capital Account..............3
Blue Sky Laws..................28             Net Working Capital..............4
Board..........................12             New Business....................18
Business Day....................2             New Business Offer..............18
Capital Contribution............2             Offered Units...................28
Certificate.....................2             Offeree.........................28
Class A Director...............13             Officer..........................4
Class A Junior Preferred                      Optional Preference.............17
 Distribution..................25             Optional Preference Payment
Class A Member..................2              Amount.........................17
Class A Membership Interest.....2             Original LLC Agreement...........1
Class B Directors..............13             Percentage Interest..............4
Class B Member..................3             Person...........................4
Class B Membership Interest.....2             Prospectus.......................4
Class B Senior Preferred                      Registration Statement...........5
 Distribution..................25             Sale of the Company.............30
Code............................3             Sale Offer......................30
Company.........................1             Sale Offer Period...............30
Company Property................3             Sale Units......................30
Covered Person.................22             Section 154.....................26
Delaware Act....................3             Selling Majority Unitholder.....30
Director........................3             Selling Unitholder..............28
Directors......................12             ST Finance.......................1
Disabling Conduct..............22             Subsidiary.......................5
Distributions...................3             Tag Along Delivery Period.......35
Drag Along Closing.............32             Tag Along Notice................34
Drag Along Delivery Period.....33             Tag Along Purchaser.............35
Drag Along Documentation.......32             Tag Along Sale..................34
Drag Along Notice..............32             Tag Along Unitholder............34
Drag Along Offeree.............32             Tag Along Unitholder Units......34
Drag Along Purchaser...........32             Tag Along Units.................34
Drag Along Sale................31             Tax Matters Partner.............21
Drag Along Unitholder..........31             Third Party.................5, 34
Drag Along Unitholder Units....31             Transfer.........................5
Drag Along Units...............32             Transfer Offer..................28
Equity Issuance Notice.........12             Transfer Offer Period...........29
Equity Offer Period............12             Transferee......................35
Excess Cash.....................3             Transferring Member.............35
Exchange Act....................3             Treasury Regulations.............5
Family Member...................3             Units............................5
GAAP............................4
Inclusion Notice...............34



                                       2

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                STI PREPAID, LLC

            This Amended and Restated Limited Liability Company Agreement of STi Prepaid, LLC, a Delaware limited liability company (the "Company"), is made and entered into as of March 8, 2007 by and among (i) the Company, (ii) BEI Prepaid, LLC, a Delaware limited liability company and affiliate of Baldwin Enterprises, Inc., a Colorado corporation ("BEI"), as the initial Class B Member, and ST Finance, LLC, a Delaware limited liability company ("ST Finance"), as the initial Class A Member, and the Persons who become Members from time to time as herein provided.

            All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Asset Purchase and Contribution Agreement, dated as of January 23, 2007 (the "Asset Purchase and Contribution Agreement"), among ST Finance, Baldwin, the Company, and the Sellers named therein.

                                   BACKGROUND

            WHEREAS, BEI formed the Company pursuant to the Delaware Limited Liability Company Act by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and entering into a Limited Liability company Agreement, dated January 19, 2007 (the "Original LLC Agreement"), by BEI as the sole initial Member (the "Initial Member"); and

            WHEREAS, pursuant to the terms and conditions of the Asset Purchase and Contribution Agreement, ST Finance is to become a Member of the Company, as a result of which BEI will hold a seventy five percent (75%) Membership Interest through its ownership of Class B Units and ST Finance will hold a twenty five percent (25%) Membership Interest through its ownership of Class A Units; and

            WHEREAS, the Company, ST Finance and BEI desire to amend and restate the Original LLC Agreement in its entirety to express their collective agreement as hereinafter provided, regarding, among other matters, corporate governance and restrictions on the sale, assignment, transfer, encumbrance or other disposition of the Units.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS

            Section 1.1.    Certain Definitions.

            As used herein, the following terms shall have the meanings set forth or as referenced below:

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company (including any Addenda and Schedules attached hereto), as from time to time amended, restated or otherwise modified in accordance with the terms hereof.

            "Business Day" means a day, other than a Saturday or Sunday, on which banks generally are open in New York City for a full range of business.

            "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the fair market value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof.

            "Certificate" means the certificate of formation of the Company and any and all amendments thereto and restatements and corrections thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

            "Class A Membership Interest" means the Membership Interest owned by a Class A Member in the Company by virtue of its ownership of Class A Units at any particular time, including the right of the Class A Member to any and all benefits to which a Class A Member may be entitled as provided in this Agreement, together with the obligations of a Class A Member to comply with all terms and provisions of this Agreement.

            "Class A Member" means each Person admitted to the Company as a Class A Member and any other Person admitted as an additional or substitute Class A Member, so long as such Person remains a Class A Member.

            "Class B Membership Interest" means the Membership Interest owned by a Class B Member in the Company by virtue of its ownership of Class B Units at any particular time, including the right of such Class B Member to any and all benefits to which a Class B Member may be entitled as provided in this



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Agreement, together with the obligations of such Class B Member to comply with all terms and provisions of this Agreement.

            "Class B Member" means each Person admitted to the Company as a Class B Member and any other Person admitted as an additional or substitute Class B Member, so long as such Person remains a Class B Member.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Company Property" means any and all property of whatever nature, tangible or intangible, real or personal, of the Company from time to time.

            "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq., as amended from time to time, and any successor to such statute.

            "Director" means each member of the Board, for so long as such person remains a member of the Board.

            "Distributions" means distributions of money or other property made by the Company with respect to Units or other securities (if any) of the Company. All Distributions shall be made with respect to each Unit of a particular class equally unless otherwise provided in this Agreement or agreed upon by all of the Members of such class. Distributions shall not include the payment of money or other property to holders of Units or other securities of the Company for reasons or in any capacity other than their ownership of such Units or securities.

            "Excess Cash"means the consolidated cash of the Company and its Subsidiaries in excess of Net Working Capital of $0, plus $10 million.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Family Member" means, with respect to any Unitholder who is a natural Person:

            (i)   any spouse or descendant or any Unitholder;

            (ii) any trust created solely for the benefit of any Persons described in clause (i) above;

            (iii) any executor or administrator for any of the Persons described in clause (i) above;

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            (iv)  any closely held corporation, partnership, limited liability company or similar entity, 100% of the equity of which is held solely by Persons described in clauses (i) through (iii) above; and

            (v) any tax exempt corporate foundation created by any of the Persons described in clauses (i) through (iv) above engaged in charitable purposes.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Leucadia" means Leucadia National Corporation, a New York corporation and the ultimate parent of BEI.

            "Member" means any Person named as a member of the Company on
Schedule I hereto and who has executed a counterpart of this Agreement or other writing agreeing to be bound by the terms and conditions hereof as determined by the Board in its discretion and includes any Person who acquires a Unit pursuant to the provisions of this Agreement and is admitted as a Member in accordance with the terms hereof so long as such Person owns any Units and any Person who is otherwise admitted as a member of the Company by the Board in accordance with the terms hereof.

            "Membership Interest" means the aggregate limited liability company interest in the Company owned by the respective Members.

            "Net Working Capital" means the combined current assets of the Company and its Subsidiaries (if any) as of a specified date less the combined current liabilities of the Company and its Subsidiaries (if any) as of such specified date, in each case determined in accordance with GAAP, consistently applied.

            "Officer" means a Person designated as an officer of the Company pursuant to Section 7.5.

            "Optional Preference Payment Amount" shall have the meaning set forth in Section 7.1(b) hereof.

            "Percentage Interest" shall mean the percentage interest of each Member as set forth on Schedule I.

            "Person" means an individual, corporation, partnership, trust, limited liability company, governmental authority or any other entity or organization.

            "Prospectus" means the prospectus (including any preliminary prospectus or any final prospectus filed under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the shares covered by the Registration Statement and by all other offering of


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any portion of the shares covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated herein by reference.

            "Registration Statement" means a registration statement of the Company filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the shares under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such Registration Statement and Supplements to such Prospectus, and all exhibits and other material incorporated by reference in such Registration Statement and Prospectus.

            "Subsidiary" means, with respect to any Person, any Person of which such Person, either directly or indirectly, owns 50% or more of the equity or voting interests.

            "Third Party" means a prospective purchaser, other than BEI or ST Finance or any Affiliate of BEI or ST Finance, of the Units in a bona fide arm's-length transaction.

            "Transfer" means to sell, assign, pledge, encumber, hypothecate, dispose of or otherwise transfer, directly or indirectly or by operation of law (including by merger or other statutory means), and shall include the related use of the word "transfer" as a noun.

            "Treasury Regulations" means the federal tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Units" means the units into which the limited liability company interests in the Company are divided, shall initially include Class A Units and Class B Units, and shall also include any additional, replacement or new class of security of the Company or any successor entity to the Company authorized and/or issued from time to time pursuant to the terms hereof.

            Section 1.2.    Other Definitional and Contract Construction
Provisions.

            (a) Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted and any successor statute thereto.



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            (c)   The term "including" shall be deemed to mean "including
without limitation."

            (d) Article and section headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (e) This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

            (f) Each Member acknowledges that it is entering into this Agreement in reliance upon such legal, tax, accounting, regulatory and financial advice as it deems necessary and not upon any view expressed by any other Member, except those express representations, warranties, covenants, undertakings and agreements set forth in this Agreement or the Asset Purchase and Contribution Agreement. In addition, each Member represents to the others that: (i) it fully understands its rights and obligations under this Agreement;
(ii) it has entered into this Agreement as principal for its own account; (iii) it has such sophistication, knowledge and experience in financial and business matters that it is capable of evaluating the merits, risks and suitability of entering into this Agreement; and (iv) its management has determined, based on its own independent review of this Agreement and the objectives thereof and such professional advice as it has deemed appropriate under the circumstances, that the terms of this Agreement (A) are fully consistent with its financial needs, strategy, objectives and conditions, (B) comply and are fully consistent with all investment policies, guidelines and restrictions applicable to it (including those of any regulator having authority to oversee its activities), and (C) are fit, proper and suitable for it.

                                   ARTICLE II
                                 GENERAL MATTERS

            Section 2.1. Formation. The Company was formed as a limited liability company under the Delaware Act upon the filing of the Certificate with the Secretary of State of the State of Delaware. In connection with such formation, the Original LLC Agreement was executed by the Company and the Initial Member. In connection with the transactions contemplated by the Asset Purchase and Contribution Agreement, ST Finance, effective as of even date, became a Member. From time to time after the date hereof, Persons may become Members as herein provided. The Members hereby ratify and confirm the filing of the Certificate. The Members hereby further agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

            Section 2.2. Tax Treatment of the Contributions. The Members agree to treat for federal income tax purposes the transactions contemplated by the Asset Purchase and Contribution Agreement consistent with Section 11.3 of such agreement, and further agree to treat for federal income tax purposes the


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formation of the Company upon the contribution by BEI of the Purchase Price (as defined in Section 3.1 of the Asset Purchase and Contribution Agreement and taking into account any adjustments pursuant to Sections 3.1 and/or 3.2 of the Asset Purchase and Contribution Agreement) to the Company and by ST Finance of the STi Purchased Assets and STi Assumed Liabilities to the Company, each in exchange for their respective Units. No Member will take any action inconsistent with the tax treatment above, unless otherwise required by applicable law.

            Section 2.3.    Registered Offices.

            The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The registered agent of the Company for service of process at such address is Corporation Trust Company. Such registered office or registered agent may be changed by the Board from time to time.

            Section 2.4.    Name.

            The name of the Company shall be STi Prepaid, LLC or such other name as the Board may from time to time select.

            Section 2.5.    Term.

            The existence of the Company commenced on the date of filing of the Certificate with the Secretary of State of the State of Delaware and shall continue in perpetuity unless dissolved and terminated in accordance with
Section 13.1.

            Section 2.6.    Principal Place of Business.

            The principal place of business of the Company shall initially be at 30-50 Whitestone Expressway, Flushing, New York, 11354. At any time, the Board in its sole discretion may change the location of the Company's principal place of business to another location.

            Section 2.7.    Qualification in Other Jurisdictions.

            The Board shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business.





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


                                   ARTICLE III
                              PURPOSES AND BUSINESS

            Section 3.1.    Purposes and Business.

            The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

            Section 3.2.    Powers of the Company.

            (a) The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1.

                                   ARTICLE IV
                  CAPITAL CONTRIBUTIONS, INTERESTS AND ADVANCES

            Section 4.1.    Capital Contributions.

            (a) The Members and their respective Capital Contributions are set forth on Schedule I hereto (as may be amended from time to time, including but not limited to reflect changes in their Membership Interest owned by such Member). BEI and ST Finance will be considered to have made initial Capital Contributions of the value of 75% of the Company's initial assets and 25% of the Company's initial assets as determined by the parties and attached hereto as
Schedule I, respectively.

            (b) No Member shall be required to make any additional capital contribution to the Company. However, a Member may make capital contributions to the Company with the consent of the Board, subject to Section 5.8 of this Agreement.

            Section 4.2. Nature of Interest. A Member's Membership Interests shall for all purposes be personal property. A Member has no interest in specific Company property.

            Section 4.3.    Status of Capital Contributions.

            Except as otherwise provided herein and by applicable law, no Member shall be required to lend any funds to the Company. No Member, Director or Officer shall have any personal liability for the repayment of any Capital Contribution of any Member.




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


                                   ARTICLE V
                                UNITS AND MEMBERS

            Section 5.1.    Units.

            (a) The Company has issued units (the "Class A Units") to each Class A Member in respect of the Class A Membership Interest of such Member. Each Class A Member owns that number of Class A Units as appears next to its name on Schedule I hereto, as the same may be amended or restated from time to time. The Class A Units shall have the rights and privileges set forth in this Agreement.

            (b) The Company has issued units (the "Class B Units") to each Class B Member in respect of the Class B Membership Interest of such Member. Each Class B Member owns that number of Class B Units as appears next to its name on Schedule I hereto, as the same may be amended or restated from time to time. The Class B Units shall have the rights and privileges set forth in this Agreement.

            (c) Subject to the terms of this Agreement, including Section 5.8 and Section 7.1(b)(iv), the members may create additional classes of Units (each such class, a "New Class") having such relative rights, powers and duties as may from time to time be established by the Members.

            Section 5.2.    Class A Units.

            Subject to the rights of the Class B Members with respect to the Class B Senior Preferred Distribution and other rights contained herein, and to the rights of any holders of securities of the Company that are from time to time created and have rights senior to the Class A Units, each Class A Unit shall represent the right to receive the Class A Junior Preferred Distribution of such Class A Unit and the right to share in the profits and losses of the Company and to receive Distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act. Upon issuance in accordance with the terms of this Agreement, all Class A Units will be validly issued, fully paid and non-assessable.

            Section 5.3.    Class B Units.

            Each Class B Unit shall represent the right to receive the Class B Senior Preferred Distribution of such Class B Unit and, subject to the rights of the Class A members with respect to the Class A Junior Preferred Distribution and other rights contained herein, and the rights of any holders of securities of the Company that are from time to time created and have rights senior to the Class B Units, each Class B Unit shall represent the right to share in the profits and losses of the Company and to receive Distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act. Upon issuance in accordance with the terms of this Agreement, all Class B Units will be validly issued, fully paid and non-assessable.



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



            Section 5.4.    Members.

            The name and business, mailing or residence address of each Member of the Company and the number of Units or other interests of the Company and the identification including the class or series (if applicable) thereof held by such Member are set forth on Schedule I to this Agreement. The Board shall cause
Schedule I to be amended from time to time to reflect changes in addresses of Members or the addition or retirement of Members, the issuance of additional Units or other interests of the Company or permitted Transfers of Units or other interests, in accordance with the terms of this Agreement. In connection with its admission, and as a precondition thereto, each Member shall execute a counterpart of this Agreement. At any time that a Member shall cease to own any Units, such Person shall cease to be a Member.

            Section 5.5.    Voting.

            The Members shall vote together as a single class on all matters on which they are entitled to vote, and each Member shall be entitled to one vote for each Unit standing in such Member's name on the books of the Company. The Company shall provide written notice to all Members of any meeting at which a vote will be held at least two (2) business days prior thereto unless waived by such Member. Any action taken at a meeting of Members must be approved by Members holding not less than a majority of all the Units entitled to vote thereon.

            Section 5.6.    Member Meetings.

            (a) Meetings of the Members, for any purpose or purposes, shall be held whenever called by the Board, or by the Chairman of the Board, the Chief Executive Officer, the Members owning a majority of the issued and outstanding Units or ST Finance, so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company. Any such meeting of Members may be held at the principal business office of the Company or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof. Notice of the time and place of each meeting shall be given by an officer of the Company or by the Member calling the meeting, shall specify the purpose of such meeting, and shall be delivered or mailed, postage prepaid, or sent by telecopy transmission or by email to each Member entitled to vote thereat at least two (2) days before the meeting. If mailed, such notice shall be directed to each Member at its address as the same appears on Schedule I hereto unless a Member shall have filed with the Secretary of the Company a written request that notices intended for it be mailed to some other address, in which case it shall be mailed to the address designated in such request. Business transacted at any meeting of Members shall be limited to the purposes stated in the notice thereof. Notice of the meeting need not be given to any Member if a written waiver of notice, executed by the Member before or after the meeting is filed with the records of the meeting, or to any Member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to it.

            (b) At any meeting of the Members, there must be present, either in person or represented by proxy, in order to constitute a quorum, Members owning a majority of the issued and outstanding Units entitled to vote at such meeting. At any meeting of Members at which a quorum is not present, the holders of, or the holders of proxies for, a majority of the Units represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

            (c) Each holder of record of Units shall, at every meeting of the Members, be entitled to one (1) vote for each Unit standing in its name on the books of the Company; provided, however, that if the question is one upon which by express provision of this Agreement a different vote is required, such express provision shall govern and control the decision of such question.

            (d) Each Member shall at every meeting of the Members be entitled to vote either in person or by proxy appointed by an instrument in writing, subscribed to by such Member or by its duly authorized attorney, and filed with the Secretary of the Company before being voted on, but no proxy shall be voted on after three (3) years from its date, unless such proxy provides for a longer period.

            (e) Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment, provided all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal business office of the Company.

            (f) Any action required to be taken at a meeting of the Members or any action which may be taken at a meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous consent shall be given to those Members entitled to vote on the matter who have not consented in writing, but in any event such notice shall be given within ten (10) Business Days of the taking of such action.

            Section 5.7. Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as specifically provided herein, the Members shall have no power to bind the Company.

            Section 5.8.    Rights of Participation in Future Equity Issuances.

            (a) Prior to any proposed issuance by the Company of any additional Units (the "Additional Units") to BEI or any third party in exchange for any equity investment in the Company, the Company shall provide ST Finance with a written notice of its intention to do so (an "Equity Issuance Notice"). The Equity Issuance Notice shall disclose in reasonable detail the price and other terms on which the Additional Units are proposed to be issued or sold, the terms of the Additional Units and the amount thereof proposed to be issued, granted or sold. The delivery of an Equity Issuance Notice shall constitute an offer, irrevocable for twenty (20) calendar days (the "Equity Offer Period") to ST Finance to purchase on financial terms identical to those set forth in the Equity Issuance Notice, a number of Additional Units, if BEI or any third party purchases Additional Units (any such security offered to ST Finance, the "Subject Units"), so that, after giving effect to such issuance, ST Finance will continue to maintain its same proportionate equity ownership in the Company as it had on the date of the Equity Issuance Notice.

            (b) During the Equity Offer Period, ST Finance shall have the right, but not the obligation, to accept the offer set forth in the Equity Issuance Notice to purchase the full number of Subject Units offered to it or any lesser number, by giving a written notice of purchase to the Company prior to the expiration of the Equity Offer Period, in which event such Company shall promptly sell and ST Finance shall buy, upon the terms specified, the number of Subject Units agreed to be purchased by it.

            Section 5.9.    No Withdrawal of a Member.

            Except in connection with a Transfer permitted under ARTICLE XI , no Member shall have the right to withdraw as a Member of the Company prior to the liquidation and termination of the Company. No Member shall be considered to have ceased to be or to have withdrawn as a Member of the Company for any reason listed in Section 18-304 of the Delaware Act. In addition, no Member shall have the right to receive a return of, or withdraw any portion of, its capital contributed to, or to receive any Distributions or liquidation proceeds from, the Company except as specifically provided herein.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

            Section 6.1. Number of Directors. Except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be exclusively managed by or under the direction of a board of directors of the Company (the "Board") consisting of one or more natural persons designated as directors of the Company as provided below ("Directors"). The Board shall be the "manager" within the meaning of the Delaware Act. The number of Directors which shall constitute the whole Board shall be not less than one
(1) nor more than four (4). Subject to the foregoing, the number of Directors may be fixed from time to time by vote of the Members or of the Board at any regular or special meeting. The initial number of Directors shall be four (4).

            Section 6.2.    Board Designation Rights; Election of Directors.

            (a) For so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company (i) ST Finance shall have the right to nominate one (1) individual for election as Director to the Board (the "Class A Director"), and to remove from office such Class A Director and to fill any vacancy caused by the resignation, death or removal of such Class A Director, and (ii) BEI shall have the right to nominate three (3) individuals for election as Directors to the Board (the "Class B Directors"), and to remove from office such Class B Director and to fill any vacancy caused by the resignation, death or removal of such Class B Director. In the event ST, directly or indirectly, ceases to own a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company, ST Finance shall automatically lose the right to nominate, remove and fill any vacancy with respect to the Class A Director.

            (b) The Board of the Company shall be elected by a majority vote. For so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company, each of ST Finance and BEI agrees that each of them shall vote (or execute written consents in lieu thereof), and shall cause its respective Affiliates to vote (or execute written consents in lieu thereof), its Units to implement the election of the Class A Director and the Class B Directors as set forth in Section 6.2(a).

            Section 6.3. Board Meetings. The Directors may in their discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Meetings of the Board other than regular or stated meetings shall be held whenever called by the Chief Executive Officer, ST Finance, so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company, or by any two of the Directors, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by an officer of the Company or by the Directors calling the meeting, shall specify the purpose of such meeting, and shall be delivered or mailed, postage prepaid, or sent by telecopy transmission or by e-mail to each Director at least two days before the meeting at such Director's business address. Such notice may, however, be waived by any Director. Notice of the meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. The Directors may meet by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting are connected or by e-mail or similar electronic transmission, which meeting shall be deemed to have been held at a place designated by the Directors at the meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a consent or consents in writing, setting forth the actions so taken, are signed by all of the Directors then in office.

            Section 6.4. Quorum and Acts of the Board and any Committee Thereof. A majority of the Directors then in office shall constitute a quorum for the transaction of business by the Board and a majority of Directors then members of any committee shall constitute a quorum for the transaction of business by such committee; provided that, in either case, a quorum shall include the Class A Director, so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company; provided, however, if at any meeting of the Board or any committee thereof held while (so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company), the Class A Director is not in attendance, then (i) the meeting shall be adjourned to the same time and place on a Business Day which is no less than five (5) days (or such shorter time as is consented to by the Class A Director) and no more than ten (10) days (or such greater time as is consented to by the Class A Director) after such meeting or such other time, place and/or date as set forth in the notice of the adjourned meeting, (ii) notice of the adjourned meeting shall be given to each Member and the Directors in accordance with the notice provisions set forth in
Section 6.3 relating to meetings other than regular or stated meetings of the Board, and (iii) at such adjourned meeting, a quorum shall not require the attendance of the Class A Director (regardless of whether ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company); provided further, that if at any meeting of the Board or any Committee thereof, there comes before the Board or any such Committee a vote, which at such time requires the consent of the Class A Director pursuant to Section 7.1(b), and the Class A Director does not attend any of such meeting(s), then in any such case the Class A Director shall be deemed to have voted against such action(s). The act of a majority of the Directors present at any meeting of the Board or any committee thereof, at which there is a quorum, determined in accordance with this Section 6.4, shall be the act of the Board, except as may be otherwise specifically provided by this Agreement, including but not limited to Section 7.1(b).

            Section 6.5. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal business office of the Company.

            Section 6.6. Committees of Directors. From time to time the Board, by the affirmative vote of a majority of the Board, may designate committees to consist of one or more of the Directors, for any purpose or purposes, and any such committee shall have such powers as shall be conferred by the resolution designating such committee, provided, however, that such powers may not be broader than that of the Board. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member; provided, that, for so long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company, then the Class A Director shall be a member of any committee designated by the Board. Each such committee shall keep regular minutes of its meetings and report the same to the Board when required.

            Section 6.7. Removal of Directors; Vacancies. Unless otherwise restricted by Law, and subject to the provisions of Section 6.2, any Director or the entire Board may be removed, with cause, by the Members owning a majority of the issued and outstanding Units. Subject to the provisions of Section 6.2, any vacancy caused by any such removal shall be elected by the Members owning a majority of the issued and outstanding Units. Except to the extent expressly provided in a written agreement with the Company, no Director resigning and no Director removed shall have any right to compensation for any period following the effective date of his or her resignation or removal or any right to damages on account of such removal. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Directors, or all of them, shall not operate to dissolve or terminate the Company. Whenever there shall be fewer than the designated number of Directors, until additional Directors are appointed as provided herein to bring the total number of Directors equal to the designated number, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all duties imposed upon the Directors by this Agreement and any action taken by the Board during such time shall be fully as effective as if the full number of designated Directors were in office. Directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors but shall not receive any compensation in his or her role as a Director.

            Section 6.8. Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company.

            Section 6.9. Resignation. Any Director may resign at any time by giving written notice to the Board or to the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                  ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

            Section 7.1.    Management.

            (a) Except as provided in Section 7.15 and subject to the right of the Board to delegate authority as provided in ARTICLE VI and this ARTICLE VII , in accordance with Section 18-402 of the Delaware Act, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Company or that may be taken by members of a limited liability company under the Delaware Act shall be made by the Board, and the Board shall have the exclusive right and full authority and responsibility to manage, conduct, control and operate the Company's business and effect the purposes and provisions of this Agreement. The Board shall have full authority to do all things on behalf of the Company as it shall deem necessary or desirable in the conduct of the business of the Company to effectuate the purposes specified in Section 3.1 hereof. No Member, in its capacity as a Member, shall have any right to participate in any way in the management of the Company.

            (b) Notwithstanding the foregoing, so long as (x) all or any part of the Class A Junior Preferred Distribution is owing to ST Finance and remains unpaid and (y) ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 10% of all of the issued and outstanding Units in the Company, the Company shall not, and the Board shall cause the Company not to, without (i) the consent of ST or (ii) the payment by the Class B Member to the Class A Member of the Optional Preference Payment Amount, do any of the following:

                  (i) commence any new material line of business, acquire any business or purchase all or substantially all of the business, assets or equity securities of any Person or entity;

                  (ii) enter into a joint venture or partnership or similar arrangement with any third party;

                  (iii) cause or permit any person or entity to be merged with or into the Company or any of its subsidiaries, if any, in any case pursuant to a merger, purchase of assets or recapitalization;

                  (iv) authorize or issue any Membership Interest with rights to Distributions that are senior to the Class A Junior Preferred Distribution;

                  (v) enter into any affiliated party transaction with an Affiliate of Leucadia;

                  (vi) borrow in excess of $25 million from any lender or enter into any loan or other agreement that prohibits or limits the making of Distributions to the Class A Units for any reason; and

                  (vii) enter into any agreement or arrangement or understanding to do any of the foregoing.

            (c) A Class B Member shall have the right to purchase (the "Optional Preference") all (but not less than all) of the Class A Member's right to receive the Class A Junior Preferred Distribution at any time, for an amount equal to the Optional Preference Payment Amount. As used herein, the "Optional Preference Payment Amount" shall mean an amount equal to the unpaid Class A Junior Preferred Distribution (i) discounted by fifteen percent (15%), if the Optional Preference payment is made during the period commencing on the date hereof and ending on the first anniversary of the date hereof, (ii) discounted by ten percent (10%), if the Optional Preference payment is made during the period commencing on the first anniversary of the date hereof and ending on the second anniversary of the date hereof, and (iii) with no discount, if the Optional Preference payment is made after the second anniversary of the date hereof.

            (d) So long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 5% of all of the issued and outstanding Units in the Company, the Company shall not, and the Board shall cause the Company not to, without the consent of ST enter into an affiliated party transaction with an Affiliate of Leucadia, unless, the Board of the Company, in good faith and reasonable business judgment, by resolution determines that such affiliated transaction is not detrimental to the Company. The Company shall give written notice to ST no later than 30 days prior to the Company entering into such affiliated party transaction in accordance with this
Section 7.1(d).

            (e) So long as ST, directly or indirectly, owns a Class A Membership Interest which constitutes at least 5% of all of the issued and outstanding Units in the Company, the Company shall not, and shall not cause its Subsidiaries to, change the corporate structure as it then exists, without the prior written consent of ST, such consent not to be unreasonably withheld or delayed.

            (f) The Company shall cause its Subsidiaries to act in accordance with the provisions of this Section 7.1(b), (d), and (e) above, to the extent the Company is required to comply with such provisions at such time.

            Section 7.2 Standard of Conduct. Whenever this Agreement or any other agreement contemplated hereby provides that the Board is permitted or required to make a decision in its "discretion" or under a grant of similar authority or latitude, the Board shall be entitled to consider such interests and factors as it desires, but must do so in "good faith."

            Section 7.3    Outside Businesses Or Opportunities.

            (a) Notwithstanding any obligation or duty at law or in equity (including fiduciary duties) and subject to Section 7.3(c), (i) Leucadia (or any Affiliate of Leucadia, including any officer of Leucadia or any Subsidiary thereof serving the Company in any capacity) may engage in or possess an interest in any business venture of any nature or description, independently or with others, which business venture may be the same as, similar to or dissimilar to the business of the Company, and neither the Company nor any Member shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit by Leucadia (or any Affiliate of Leucadia, including any officer of Leucadia or any Subsidiary thereof serving the Company in any capacity) of any such venture, even if competitive with the business of the Company and detrimental thereto, shall not be deemed wrongful or improper and (ii) Leucadia (or any Affiliate of Leucadia, including any officer of Leucadia or any Subsidiary thereof serving the Company in any capacity) shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company or which, absent this provision, would have to be presented to the Company, and Leucadia (or any Affiliate of Leucadia, including any officer of Leucadia or any Subsidiary thereof serving the Company in any capacity) shall have the right to take it for its own account (individually, or as a member, partner, investor or fiduciary) or to recommend to others any such particular investment opportunity.

            (b) Each of the Company and the Members acknowledge that as of the Closing Date Leucadia is engaged in the telecommunications business separate and apart from its interest in the Company (a "Leucadia Only Business") and that none of such Leucadia Only Business is being transferred to the Company. The provisions of this Section 7.3 are consistent with Leucadia's continued unrestricted right to engage in and expand any Leucadia Only Business separate and apart from its interests in the Company.

            (c) For so long as the Class A Junior Preferred Distribution is owing to ST Finance and remains unpaid, prior to the acquisition of a controlling interest (including, without limitation, major decision veto powers) in any telecommunications business that derives more than 25% of its revenue from prepaid calling services and/or dialaround calling services (the "New Business"), Leucadia and its Affiliates (including any executive officers of Leucadia) must first submit a written offer (the "New Business Offer") to the Company specifying the terms and conditions on which Leucadia or its Affiliates propose to acquire a controlling interest in the New Business. The Class A Member and/or the Class A Director shall have the right and option, on behalf of the Company, to accept the terms of the New Business Offer, including the terms of any financing relating thereto, and authorize the Company to acquire the interest in the New Business in accordance with the New Business Offer. The foregoing option shall be exercisable by the Class A Member and/or the Class A Director by giving written notice to Leucadia and its Affiliates no later than 10 Business Days after the receipt of the New Business Offer. If the New Business Offer is not accepted within such 10 Business Days or the acquisition of the New Business is not closed within a 60 day period, Leucadia or its Affiliates may acquire the interest in the New Business.

            Section 7.4     Limitation of Duties.

            (a) In accordance with Section 18-1101(c) of the Delaware Act, the parties hereto, hereby acknowledge and agree that the provisions of this Agreement, including the provisions of this ARTICLE VII , to the extent they restrict the duties (including fiduciary duties) and liabilities relating thereto otherwise existing at law or in equity replace completely and absolutely all such other duties (including fiduciary duties) and liabilities relating thereto otherwise existing at law or in equity and further acknowledge and agree that this Section 7.4 and the other provisions of this ARTICLE VII are fundamental elements to the agreement of the Members to enter into this Agreement and without such provisions the Board would not have admitted the Class A Members as Members and the Class B Members would not have entered into this Agreement.

            (b) A Member shall not have any duties, fiduciary or otherwise, to the Company or the other Member, other than the contractual obligations of such Member set forth herein.

            Section 7.5     Officers.

            (a) Chief Executive Officer. (i) The Company shall have a Chief Executive Officer who shall be the chief executive officer of the Company and shall report directly to the Board. The initial Chief Executive Officer of the Company shall be nominated by BEI and shall be appointed by the Board.

                  (ii) The duties of the Chief Executive Officer shall be those established by the Board and shall provide that the Chief Executive Officer shall have overall supervisory responsibility for the day-to-day operations and affairs of the Company. Unless the authority of the Chief Executive Officer is limited by the Board, the Chief Executive Officer shall have the same authority to act for the Company as the Chief Executive Officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority.

            (b) Other Officers. The Company shall have such other officers as shall be appointed by the Board, each having such titles as the Board shall deem appropriate (which may include but need not be limited to Chairman, President, Executive Vice President, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller, Secretary or Assistant Secretary) with such powers and duties as the Board shall determine in its discretion, which may include any power or duty that the Board is authorized to exercise hereunder. Unless the authority of an officer is limited by the Board, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. Without limiting the authority of the Board to delegate to other Persons as herein provided, the Board may delegate to any officer of the Company such authority to act on behalf of the Company as the Board may from time to time determine in its discretion. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Board. The Board shall not be responsible for any misconduct or negligence on the part of any officer, agent or other Person to whom authority is delegated, provided that such Person was appointed by the Board in good faith in accordance with the terms of this Agreement.

            Section 7.6 Transfer of Duties. The Board in its sole and absolute discretion may transfer the powers and duties, in whole or in part, of any Officer to any other Officer or person(s), notwithstanding anything to the contrary contained in this Agreement.

            Section 7.7 Vacancies; Absences. If the office of Chairman of the Board, Chief Executive Officer, Vice President, Secretary or Treasurer, or of any other Officer or agent of the Company, becomes vacant for any reason, the Board may, but is not required, to choose a successor to hold office for the remainder of the unexpired term. The Board, whenever necessary, may in the absence of any Officer, designate any other Officer or properly qualified employee to perform the duties of the absent Officer for the time being, and such designated Officer or employee shall have, when so acting, all the powers herein given to such absent Officer.

            Section 7.8 Removal. At any meeting of the Board called for the purpose, any Officer or agent of the Company may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board. The Board may authorize the Chief Executive Officer to remove any Officer or agent of the Company, with or without cause.

            Section 7.9 Resignation. Any Officer or agent of the Company may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time is not specified therein, upon receipt thereof, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

            Section 7.10 Compensation of Officers. The Officers shall receive such salary or compensation as may be determined by the Board, in its sole discretion. No Officer shall be prevented from receiving such salary or compensation by reason of the fact that he is also a Director of the Company or a Member.

            Section 7.11 Delegation of Powers. Unless otherwise limited by the Board, each Officer may delegate to any other Officer and to any official, employee or agent of the Company, such portions of his powers as he shall deem appropriate, subject to such limitations and expirations as he shall specify, and may revoke such delegation at any time.

            Section 7.12 Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board or the other Officers, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

            Section 7.13 Execution of Documents. Unless the Board shall otherwise specifically direct, and except as otherwise specifically provided in this Agreement (including Section 3.2(ii)), all contracts, checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Company shall be executed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, a Vice President, the Secretary or the Treasurer, or any other Officer that may be designated by the Board.

            Section 7.14   Reliance on Books and Records; Experts.

            The Board shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its Directors, Members or its officers, employees or committees, or by any other Person as to matters the Board believes in good faith are within such other Person's professional or expert competence and who has been selected in good faith by or on behalf of the Company (including information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions might properly be paid). In addition, the Board may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such Person as to matters that the Board believes in good faith to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board hereunder in good faith and in accordance with such opinion.

            Section 7.15    Allocations; Tax Matters.

            (a) Notwithstanding any other provision herein, neither the Company nor its Members shall take any action, including converting to a corporation under applicable laws or making a tax election, as a result of which the Company will be treated as an association taxable as a corporation for federal tax purposes without the written consent of ST Finance.

            (b) BEI shall be the "Tax Matters Partner" as such term is defined in Section 6231(a)(7) of the Code and any corresponding provision of state, local or foreign law and shall have all the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner to the extent provided in the Code and Regulations. Notwithstanding anything herein to the contrary, BEI, in its capacity as the tax matters partner, for so long as any part of the Class A Junior Preferred Distribution is owing to ST Finance and remains unpaid, shall not effect any settlement with any taxing authority adverse to ST Finance or its direct or indirect owners without the prior written consent of ST Finance, which consent shall not be unreasonably withheld or delayed.

            (c) The Company's taxable year shall be the calendar year unless another year is required under the Code.

            (d) The terms and conditions of Schedule II annexed hereto are incorporated herein by reference as if fully set forth herein.

                                  ARTICLE VIII
                     EXCULPATORY PROVISIONS; INDEMNIFICATION

            Section 8.1     General Limitation of Liability.

            Notwithstanding any other provision of this Agreement, whether express or implied, or any obligation or duty at law or in equity (including fiduciary duties), no Director or officer of the Company or any of its Subsidiaries shall be liable to the Company or any Member for any act or omission of such person in good faith reliance on the provisions of this Agreement or for any other act or omission (including, for the avoidance of doubt, acts or omissions constituting negligence) taken in connection with the Company's business unless such act or omission was not undertaken in good faith or constituted gross negligence ("Disabling Conduct"). For the avoidance of doubt, the Members acknowledge and agree that under no circumstances will the good faith exercise by the Board (or any Director) of any of the Board's rights under ARTICLE VII constitute Disabling Conduct.

            Section 8.2 Indemnification of Directors and Other Indemnified Persons.

            (a) General Obligations of the Company. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Director and officer of the Company (each a "Covered Person") from and against any and all losses, claims, demands, liabilities, expenses (including all legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative in nature, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of
(i) being a Director or officer of the Company or (ii) serving at the request of the Company or the Board with another Person in a similar capacity, that relate to or arise out of the property, business or affairs of the Company, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof (including, for the avoidance of doubt, claims and losses relating to or arising out of the negligence of such Covered Person so long as such Covered Person acted in good faith and in a manner such Covered Person believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, such Covered Person had no reasonable cause to believe that his/her conduct was unlawful. The negative disposition of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner that disqualifies him/her from receiving indemnification pursuant to this Section 8.2. Any indemnification pursuant to this Section 6.2(a) shall be made only out of the assets of the Company.

            (b) A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to any claim, issue or matter in which it has been finally determined by the non-appealable judgment of a court of competent jurisdiction that the Covered Person shall have been adjudged liable to the Company unless, and then only to the extent that, the court in which such action was brought, or any other court of competent jurisdiction determines upon application that, despite such conduct, in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

            (c) Advances. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written agreement of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 8.2.

            (d)   Non-Exclusivity. The indemnification provided by this Section
8.2 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, including the Asset Purchase and Contribution Agreement, by law or otherwise, both as to action in the Covered Person's capacity as a Director, or an officer, employee, representative or agent of the Company and as to action in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of a Covered Person.

            (e) Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall determine on behalf of Covered Persons and such other Persons, if any, as the Board shall determine in its discretion, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Board may authorize the Company to enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 8.2 and containing such other procedures regarding indemnification as the Board determines in its discretion. Notwithstanding the foregoing, the Company shall purchase or obtain a three (3) year director and officer liability insurance policy (or include the Company on an existing policy) providing at least $10 million of director and officer liability insurance.

            (f) No Personal Liability of Members. In no event may any Covered Person subject the Members to personal liability by reason of any indemnification of a Covered Person under this Agreement or otherwise. Any indemnification by the Company as authorized by this Section 8.2 shall in no event result in any liability of the Members to any Party.

            (g) Conflicts of Interest. A Covered Person shall not be denied indemnification in whole or in part under this Section 8.2 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this Agreement.

            (h) Beneficiaries. The provisions of this Section 8.2 are for the benefit of the Covered Persons and their heirs, successors, permitted assigns, administrators and personal representatives and shall not be deemed to be for the benefit of any other Persons. The provisions of this Section 8.2 shall not be amended in any way that would adversely affect a Covered Person without the consent of the Covered Person unless such amendment would have prospective application only in which case the consent of the Covered Person shall not be required provided the Covered Person has received notice of such amendment.

            (i) Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VI, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board; provided, however, that a Covered Person shall be entitled to reimbursement of his or her actual reasonable counsel fees and expenses with respect to a proceeding (or part thereof) initiated by such Covered Person to enforce his or her right to indemnification or advancement of expenses under the provisions of this ARTICLE VIII to the extent the Covered Person is successful on the merits in such proceeding (or part thereof).

                                   ARTICLE IX
                                BOOKS AND RECORDS

            Section 9.1    Books, Records and Financial Statements.

            (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate of Formation, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company.

            (b) The Company, and the Board on behalf of the Company, shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The Company, and the Board on behalf of the Company, shall prepare and file, or cause to be prepared and filed, all applicable federal and state tax returns.

            Section 9.2 Accounting Method. For financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner in accordance with generally accepted accounting principles and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

            Section 9.3 Annual Audit. At any time at the Board's sole discretion, the financial statements of the Company may be audited by an independent certified public accountant, selected by the Board in its sole discretion, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.

                                   ARTICLE X
                                  DISTRIBUTIONS

            Section 10.1    Distributions on Units.

            The Board shall cause the Company to make Distributions in respect of each Unit as and to the extent provided in Section 10.2 relating thereto; provided that nothing in this Section 10.1 shall require the Board to make a Distribution on any Unit if and to the extent the Company is prohibited from making such Distribution (i) by the terms of any loan agreement or other indebtedness of the Company or (ii) as otherwise limited by Section 10.3.

            Section 10.2    Distributions.

            (a) Distributions of Excess Cash. Subject to Section 10.5 and other limitations in this Agreement, the Board shall make quarterly distributions of Excess Cash, which distributions shall be made to Members as set forth in Section 10.2(b), unless all the Members mutually agree otherwise.

            (b) Distributions. Subject to Section 10.5, the Board may declare and make Distributions, which shall be distributed to Members as follows:

                  (i) first, one hundred percent (100%) to the Class B Member until the Class B Member has received in the aggregate an amount equal to $120,000,000 (the "Class B Senior Preferred Distribution");

                  (ii) next, one hundred percent (100%) to the Class A Member until the Class A Member has received in the aggregate an amount equal to $40,000,000 (the "Class A Junior Preferred Distribution"); and

                  (iii) next, among the Members pro rata in accordance with
            their respective Percentage Interests.

            (c) Right of Offset. In the event that any party to the Asset Purchase and Contribution Agreement is obligated to make any indemnification payments as an Indemnifying Party to an Indemnified Party that is also a party to this Agreement, the Company shall, on behalf of the Indemnified Party, offset the sum due and owing to the Indemnified Party by the Indemnifying Party against any Distributions payable to the Indemnifying Party and pay such offset amount to the Indemnified Party. Any amount paid under this Section 10.2(c) shall be deemed actually distributed to the Indemnifying Party for all purposes under this Agreement.

            Section 10.3    Limitation on Distributions.

            Notwithstanding any provision to the contrary contained in this Agreement (including any Addendum) other than ARTICLE XIII relating to distribution of the Company's assets on liquidation, the Company shall make Distributions under this ARTICLE X to Members only out of funds legally available therefor and only to the extent the Company has available surplus (surplus to be determined in accordance with Section 154 of the General Corporation Law of the State of Delaware ("Section 154") as if the Company were a Delaware corporation; provided that for purposes of the application of Section 154, the term `capital' as used therein shall mean, at any time of determination, an amount equal to $.01 per Unit issued by the Company (or other equity security that may from time to time be issued by the Company unless otherwise determined by the Board in its discretion at the time of issuance of such other security)). Any scheduled Distribution which is not made by reason of the provisions of this Section 10.3 shall instead be made as soon as practicable after the making of such Distribution would not violate the provisions of this
Section 10.3. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Board on behalf of the Company, shall not make a distribution to any Member on account of such Member's interest in the Company if such distribution would violate Section 18-607 or Section 18-804 of the Act or other applicable Law.

            Section 10.4 Declaration of Distributions. Each Distribution payable to holders of Units or other securities of the Company as provided in this ARTICLE X shall first be declared by the Board prior to the payment thereof, and may be declared on, or not more than 45 days prior to, the date the distribution is to be made. A record holder of the Units or other applicable securities on the declaration date of a Distribution shall be entitled to receive such Distribution and, subject to applicable law, such holder shall have the status of, and shall be entitled to all remedies available to, a creditor of the Company with respect to the Distribution.

            Section 10.5 Tax Distributions. The Company may make distributions to the Members and, to the extent that the Class A Member becomes entitled to Distributions (whether such Distributions are actually made or not), the Company shall make distributions to the Class A Member, following the end of a taxable year in amounts up to each Member's Presumed Tax Liability relating to such taxable year. Any amounts distributed to a Member pursuant to this Section
10.5 shall be treated as a dollar-for-dollar advance against, and shall reduce, the amounts otherwise distributable to such Member pursuant to Section 10.2 above. In the event the Member is not entitled to receive the full amount of the aggregate distributions made under this Section 10.5, the Member shall repay such excess amounts to the Company, with interest calculated at a rate of 6% per annum. For purposes of this Agreement, Presumed Tax Liability shall mean with respect to any Member for any taxable year of the Company, an amount equal to the excess, if any, of (i) the product of (A) the Member's distributive share of the Company's taxable income, gain, loss and deduction and reduced for the Company's tax credits from such taxable year as if the Member or its owner did not have any other source of income or loss and as if the Member would currently distribute all of its taxable income to its owners, and (B) the highest marginal federal, state, local and foreign income tax rates applicable to income or gain earned by the Member and the Member's direct and indirect owners (taking into account the character and source of such taxable income, gain, loss, deduction and credit), over (ii) all distributions made to the Member pursuant to Section
10.2 or Section 13.2 during such taxable year. It being understood that the Members shall provide such information to the Company as is reasonably necessary to determine the applicable tax rates for purposes of clause (i)(B) above. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to incur indebtedness in order to fund distributions pursuant to this Section 10.5.

            Section 10.6 Withholding Taxes. If the Company is required to withhold any portion of any distribution or allocation to a Member by applicable federal, state, local or foreign tax laws, the Company shall withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws. If the Company is required to pay any tax to a federal, state, local or foreign government on the account of a Member's nationality, origin, tax status or similar factors, or as a result of the action or inaction of a Member, the Company shall pay such tax as required or necessary to ensure its compliance with applicable tax laws. Any funds withheld or paid by reason of this Section 10.6 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement. If the Company makes any payment to a taxing authority in respect of a Member hereunder that is not withheld from actual distributions to the Member, then the Manager may, at its option: (i) require the Member to reimburse the Company for such withholding (along with interest at 6% per annum from the date of such withholding until reimbursed or subsequently withheld from distributions); and/or (ii) reduce any subsequent distributions to such Member by the amount of such unrecovered withholding (along with interest at 6% per annum from the date of such withholding until reimbursed or subsequently withheld from distributions). The obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member sells or otherwise conveys its Membership Interest and after the withdrawal by such Member. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Manager to assist it in determining the extent of, and in fulfilling, any withholding obligations of the Company. In addition, each Member shall indemnify and hold harmless the Company and each of the other Members and the employees of the Company from all liabilities, losses, costs and expenses, including, without limitation, penalties imposed by the Internal Revenue Service or any foreign, state or local taxing authority, for failure to remit the required amount of taxes to the appropriate governmental authority.

                                   ARTICLE XI
                           TRANSFERS AND RESTRICTIONS

            Section 11.1 Unit Restrictions. (a) For a period of five (5) years commencing on the date hereof, except as provided in this ARTICLE XI , ST Finance shall not directly or indirectly Transfer its Units without the prior written consent of BEI. The Company shall not reflect on its books any Transfer of Unit to any Person except in accordance with this Agreement, and any Transfer not permitted by the provisions of this Agreement shall be null and void ab initio. For purposes of this Agreement, with respect to a Unitholder who is not a natural Person, Transfer shall include any Transfer of a direct or indirect interest in such Unitholder.

            (b) No Unitholder shall Transfer any Units unless (i) the Transfer is pursuant to an effective Registration Statement and pursuant to applicable securities or "Blue Sky" laws of any state or other jurisdiction (collectively, "Blue Sky Laws") or (ii) such Unitholder shall have furnished the Company with evidence reasonably satisfactory to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and such Transfer shall not result in a material violation of any Blue Sky Laws.

            (c) ST may transfer his interests in ST Finance to any of his Family Members for estate planning purposes; provided, that such Family Member shall have (i) appointed ST to be its representative for all purposes under this Agreement for so long as this Agreement remains in effect and (ii) executed and delivered an acknowledgement that its interest in ST Finance shall be subject to the terms and conditions of this Agreement, including the drag-along rights in
Section 11.3 and the right of offset in Section 10.2(c).

            Section 11.2    Right of First Offer.

            (a) At any time after the fifth anniversary of the date hereof, a Class A Member (a "Selling Unitholder") shall be permitted to Transfer all, but not less than all, of the units owned by it or any of its Affiliates and if such Selling Unitholder shall propose to Transfer all, but not less than all, of the Units (the "Offered Units") owned by it or any of its Affiliates, such Selling Unitholder shall first submit a written offer (the "Transfer Offer") to sell the Offered Units to the Class B Members (such other Members, as applicable, the "Offeree") specifying the terms and conditions on which the Selling Unitholder proposes to Transfer such Offered Units. The Transfer Offer shall contain an irrevocable offer to sell the Offered Units to the Offeree and shall disclose the Offered Units proposed to be sold, the total number of Units owned by the Selling Unitholder, the material terms and conditions (including price) of the proposed sale, and any other material facts relating to the proposed sale (including, without limitation, the terms of payment). Upon receipt of the

Transfer Offer and within thirty (30) days after such receipt (the "Transfer Offer Period"), the Offeree shall have the irrevocable right to elect one of the following options: (i) accept such irrevocable offer to purchase all, but not less than all, of the Offered Units on the terms set forth in the Transfer Offer, (ii) reject such irrevocable offer to purchase all, but not less than all, of the Offered Units or (iii) elect to transfer all of the Membership Interest in the Company, including all of its Units and, pursuant to Section 11.3, all of the Selling Unitholder's Units.

            (b) Prior to the expiration of the Transfer Offer Period, the Offeree may exercise its right to elect one of the options described in Section 11.2(a) above, by delivering to the Selling Unitholder a written notice of such election.

                  (i) If the Offeree shall have elected to purchase all, but not less than all, of the Offered Units from the Selling Unitholder under Section 11.2(a)(i), unless otherwise agreed to by BEI and ST Finance or as provided herein, the consummation of any Transfer of the Offered Units to the Offeree pursuant to this Section 11.2 shall take place at the executive offices of the Company, within twenty
            (20) Business Days after the election by the Offeree to purchase the Offered Units in accordance with this Section 11.2.

                  (ii) If the Offeree shall have elected not to purchase the Offered Units from the Selling Unitholder under Section 11.2(a)(ii) or, shall have failed to deliver notice to the Selling Unitholder of its election to purchase the Offered Units, then no closing of any Transfer shall occur hereunder, and the Selling Unitholder shall have 60 days in which to sell all of the Offered Units to a third party at a price not less than that contained in the Transfer Offer and on terms and conditions not more favorable to the third party than those contained in the Transfer Offer. Such third party, however, shall agree in writing to be bound by all of the provisions and conditions of this Agreement that are applicable to the Selling Unitholder as though the third party had been an original signatory hereto. If, at the end of such 60 day period, the Selling Unitholder has not completed the disposition of the Offered Units, the Selling Unitholder shall no longer be permitted to Transfer such Offered Units pursuant to this Section 11.2 without again fully complying with all of the provisions of this Section 11.2, and all the restrictions on Transfer contained in this Agreement shall again be in full force and effect with respect to the Offered Units.

                  (iii) If the Offeree shall have elected to sell all of the
            Membership Interest in the Company under Section 11.2(a)(iii), the Offeree may proceed with such sale in accordance with the terms and conditions set forth in this Agreement.

            (c) So long as all or a portion of the Class A Junior Preferred Distribution is owing to ST Finance and remains unpaid, in the event that BEI or any of its Affiliates ("Selling Majority Unitholder") shall propose to Transfer all or a part of the Units (the "Sale Units") owned by them or any of their Affiliates, such Selling Majority Unitholder must first submit a written offer (the "Sale Offer") to sell such Sale Units to ST Finance, specifying the material terms and conditions on which the Selling Majority Unitholder proposes to Transfer such Sale Units to ST Finance. The Sale Offer shall contain an irrevocable offer to sell the Sale Units to ST Finance and shall disclose the Sale Units proposed to be sold, the total number of Units owned by the Selling Majority Unitholder, the material terms and conditions (including price) of the proposed sale, and any other material facts relating to the proposed sale (including, without limitation, the terms of payment). Upon receipt of the Sale Offer and within thirty (30) days after such receipt (the "Sale Offer Period"), ST Finance shall have the irrevocable right to elect one of the following options:

                  (i) if the Selling Majority Unitholder proposes to sell such of its Membership Interests as are less than 25% of the total issued and outstanding Units, ST Finance may (A) purchase such interest in accordance with the Sale Offer or (B) reject the Sale Offer; or

                  (ii) if the Selling Majority Unitholder proposes to sell such of its Membership Interests as are equal to or more than 25% of the total issued and outstanding Units, ST Finance may (A) purchase such interest in accordance with the Sale Offer, (B) reject the Sale Offer, or (C) elect to compel the Selling Majority Unitholder transfer all of the Membership Interest in the Company, including all of ST Finance's Units and all of the Units of the Selling Majority Holder (a "Sale of the Company"). In addition to a sale of all of the Membership Interests, a Sale of the Company can be effected by or pursuant to a merger, sale of all or substantially all of the assets of the Company or any similar transaction.

            (d) Prior to the expiration of the Sale Offer Period, ST Finance may exercise its right to elect one of the options described in Section 11.2(c)(i) or Section 11.2(c)(ii), as the case may be, by delivering to the Selling Majority Unitholder a written notice of such election.

                  (i) If ST Finance shall have elected to purchase the Selling Majority Unitholder's interest in accordance with the Sale Offer pursuant to Section 11.2(c)(i)(A) or Section 11.2(c)(ii)(A), unless otherwise agreed to by the Selling Majority Unitholder and ST Finance or as provided herein, the consummation of any Transfer of the Sale Units to ST Finance pursuant to this Section 11.2 shall take place at the executive offices of the Company, within twenty
            (20) Business Days after the election by ST Finance to purchase the Sale Units in accordance with this Section 11.2.

                  (ii) If ST Finance shall have elected not to purchase the Offered Units from the Selling Unitholder under Section 11.2(c)(i)(B) or Section 11.2(c)(ii)(B), or shall have failed to deliver notice to the Selling Unitholder of its election within the

            Sale Offer Period, the Selling Unitholder shall have 60 days in which to sell all of the Sale Units to a third party at a price not less than that contained in the Sale Offer and terms not more favorable to the third party than those contained in the Sale Offer. If, at the end of such 60 day period, the Selling Majority Unitholder has not completed the disposition of the Sale Units, the Selling Majority Unitholder shall no longer be permitted to Transfer such Sale Units pursuant to this Section 11.2, and all the restrictions on Transfer applicable to the Selling Majority Unitholder contained in this Agreement shall again be in full force and effect with respect to the Sale Units.

                  (iii) If ST Finance shall have elected to compel a Sale of the
            Company under Section 11.2(c)(ii)(C), such selection shall be deemed to be the consent required for such transaction pursuant to Section 7.1, and the Selling Majority Unitholder may either elect to (x) proceed with a Sale of the Company or (ii) not sell the Sale Units as described in the Sale Offer.

            (e) The obligation of the parties hereto to consummate the closing of any sale of Offered Units or Sale Units, as the case may be, shall be subject to the Offeree or ST Finance, as the case may be, having received (A) all material consents, permits, licenses, orders or other approvals necessary for the Transfer thereof, (B) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the consummation of any such transaction shall be in effect. Notwithstanding anything to the contrary contained herein, if (X) any waiting period under the HSR Act applicable to the consummation of any such transaction pursuant to this Section 11.2 shall not have expired or been terminated, (Y) any preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the consummation of any such transaction shall be in effect or (Z) any material approvals have not been obtained, in any case, as of the date specified in this Section 11.2 for the consummation of such transaction, then such date shall be deemed to be five (5) Business Days following the later to occur of (1) the expiration or termination of the applicable waiting period under the HSR Act, (2) the expiration or termination of such order or injunction and (3) the receipt of such material approvals; provided, however, that the closing for such transaction shall not be delayed more than 60 days after such date.

            Section 11.3    Drag Along Sales.

            (a) Subject to the Sale Offer pursuant to Section 11.2(c), if BEI or any of its Affiliates undertakes to sell (the "Drag Along Sale") in a single transaction or a series of transactions more than twenty-five percent (25%) of the issued and outstanding Units (the "Drag Along Unitholder Units") then owned by BEI or its Affiliates (collectively, the "Drag Along Unitholder") to a Person that is not an Affiliate of the Drag Along Unitholder, then the Drag Along

Unitholder shall have the right, but not the obligation, to require the other Unitholder (the "Drag Along Offeree") to participate in the Drag Along Sale by sending notice (with a copy to the Company) to the Drag Along Offeree in writing (the "Drag Along Notice") of the Drag Along Sale.

            (b)   The Drag Along Notice shall state:

                  (i) that the Drag Along Unitholder has elected to exercise its rights under this Section 11.3;

                  (ii) the per Unit amount to be paid for the Drag Along Unitholder Units pursuant to the Drag Along Sale;

                  (iii) the percentage of the Drag Along Unitholder's Membership
            Interest proposed to be sold and the other material terms and conditions of the Drag Along Sale;

                  (iv) the name and address of the proposed purchaser (the "Drag Along Purchaser") of the Drag Along Unitholder Units.

            The Drag Along Notice shall (y) require the Drag Along Offeree to sell the same percentage of its Units as the Drag Along Unitholder is selling, on and subject to the same price, terms and conditions offered to the Drag Along Unitholder and (z) provide a true and complete copy of the agreement between the Drag Along Unitholder and the purchasing of the Drag Along Units and any other documents relating to the Drag Along Sale (the "Drag Along Documentation"). The Drag Along Notice shall further state the anticipated date, time and place for the closing of the Drag Along Sale (the "Drag Along Closing").

            (c) Upon receipt of the Drag Along Notice, the Drag Along Offeree shall have the obligation to sell all of its Units (the "Drag Along Units") pursuant to the Drag Along Sale, provided that the Drag Along Unitholder Units and Drag Along Units are sold to the Drag Along Purchaser on and subject to the same price (subject to satisfaction of the payment of the preferred distribution rights of the Unitholders in accordance with the distribution priorities set forth in Section 10.2(b)), terms and conditions, provided, further, however, that the Drag Along Offeree shall (i) make such representations or warranties or agree to any covenants or indemnification provisions, and enter into such definitive agreements as are customary for transactions of the nature of such sale, provided that the Drag Along Unitholder shall be required to make or provide, as the case may be, substantially the same representations, warranties and covenants (and indemnification) in connection with such transaction, except in the event that ST is no longer the Chief Executive Officer or a senior executive officer of the Company, the Drag Along Offeree shall only be required to make such representations or warranties that specifically relate to the Drag Along Offeree (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to BEI and (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations. Each Drag Along Offeree shall have the further obligation, if the Drag Along Sale shall be structured as a transaction requiring the consent or approval of the Company's Members, to vote his, her or its Units in favor thereof, and otherwise consent to and raise no objection to such transaction, and waive any dissenters' rights, appraisal rights or similar rights that such Drag Along Offeree may have in connection therewith.

            (d) Notwithstanding anything contained in this Section 11.3, in the event that all or a portion of the purchase price for the Units being purchased consists of securities, and the sale of such securities to any Drag Along Offeree would, by virtue of the fact that such Drag Along Offeree is not an "accredited investor" (within the meaning of Rule 501(a) under the Securities
Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Drag Along Unitholder, any one or more of such Drag Along Offeree may receive, in lieu of such securities, the fair market value of such securities in cash, as determined by valuation of an independent appraiser unless the Company's independent auditor is permitted by applicable Law and independence requirements, and willing to make such determination.

            (e) The Drag Along Offeree, within ten (10) days after receipt of the Drag Along Notice (the "Drag Along Delivery Period"), shall deliver to the Drag Along Member (i) certificate(s) representing such Drag Along Offeree's Drag Along Units to be sold in the Drag Along Sale, duly endorsed for transfer, and
(ii) a duly executed power of attorney, and a letter of transmittal and custody agreement in favor of, and in form and substance reasonably satisfactory to, the Drag Along Unitholder appointing the Drag Along Unitholder as the true and lawful attorney-in-fact and custodian for such Drag Along Offeree, with full power of substitution, and authorizing the Drag Along Unitholder to (A) execute and deliver such ministerial documents and instruments as may be reasonably requested by the Drag Along Purchaser to effect the sale and (B) take such other actions as the Drag Along Unitholder may deem reasonably necessary or appropriate to effect the sale of such Drag Along Units to the Drag Along Purchaser, upon receipt of the purchase price therefor set forth in the Drag Along Notice at the Drag Along Closing, free and clear of all Encumbrances, other than those imposed by Law. The Drag Along Unitholder shall hold each Drag Along Offeree's certificate(s) representing Drag Along Units and other documents covered by the immediately preceding sentence in trust for such Drag Along Offeree pending completion or abandonment of the Drag Along Sale. The Drag Along Unitholder shall promptly notify the Drag Along Offerees of the definitive date, time and place of the Drag Along Closing upon confirmation thereof, so that the Drag Along Offerees may attend the Drag Along Closing.

            Section 11.4    Tag Along Rights.

            (a) If the Class A Junior Preferred Distribution has been paid in full and BEI or any of its Affiliates undertakes to Transfer in a single transaction or a series of related transactions (the "Tag Along Sale") all or a portion of the Units held by BEI (the "Tag Along Unitholder Units") then owned by it or its Affiliates (collectively, the "Tag Along Unitholder") to a Person which is not an Affiliate of the Tag Along Unitholder (a "Third Party"), then the Tag Along Unitholder shall first notify (with a copy to the Company) ST Finance, in writing (the "Tag Along Notice"), of its right to participate in the Tag Along Sale with the Tag Along Unitholder. The Tag Along Notice shall be accompanied by a true and complete copy of any agreement with respect to such transfer entered into by the Tag Along Unitholder and shall also specifically state, to the extent not provided in such agreement(s) (i) the number and type of Tag Along Unitholder Units proposed to be sold to such Third Party, (ii) the name and address of such Third Party, (iii) the proposed amount and type of consideration to be paid by such Third Party for the Company Securities proposed to be sold, and, if known, (iv) the anticipated date and time for the closing of the Tag Along Sale.

            (b) So long as the Class A Junior Preferred Distribution has been paid in full, ST Finance shall be entitled to participate in the Tag Along Sale on and subject to the same price, terms and conditions as the Tag Along Unitholder on a pro rata basis; provided, however, that in connection with any Tag Along Sale pursuant to this Section 11.4, ST Finance shall (i) make such representations or warranties or agree to any covenants or indemnification provisions, and enter into such definitive agreements as are customary for transactions of the nature of such sale only if the Tag Along Unitholder is making or providing, as the case may be, substantially the same representations, warranties and covenants (and indemnification) in connection with such transaction, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to BEI and (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations.

            (c) Notwithstanding anything contained in this Section 11.4, in the event that all or a portion of the purchase price for the Units being purchased consists of securities, and the sale of such securities to ST Finance would, by virtue of the fact that ST Finance is not an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Tag Along Unitholder, ST Finance may receive, in lieu of such securities, the fair market value of such securities in cash, as determined by valuation of an independent appraiser unless the Company's independent auditor is permitted by applicable Law and independent requirements, and willing to make such determination.

            (d) ST Finance, if it is entitled to participate and wishes to participate in the Tag Along Sale, shall provide the Tag Along Unitholder (with a copy to the Company) with written notice ("Inclusion Notice"), within twenty
(20) days after receipt of the Tag Along Notice (the "Inclusion Notice Period"), specifying the number of Units (the "Tag Along Units") that ST Finance irrevocably commits to include in the Tag Along Sale; provided, however, that in the event the closing of such Tag Along Sale does not occur within 90 days of such notice, ST Finance may withdraw from the Tag Along Sale; provided, further, however, that the consummation of the Tag Along Sale shall be substantially in accordance with the terms and conditions set forth in the Tag-Along Notice.

            (e) ST Finance shall have the right to include in the Tag Along Sale a pro rata portion of its Units.

            (f) ST Finance, within ten (10) days after receipt of the Tag Along Closing Notice (the "Tag Along Delivery Period"), shall deliver to the Tag Along Unitholder (i) certificate(s) representing ST Finance's Tag Along Units, duly endorsed for transfer, and (ii) a duly executed power of attorney, and a letter of transmittal and custody agreement in favor of, and in form and substance reasonably satisfactory to, the Tag Along Unitholder appointing the Tag Along Unitholder as the true and lawful attorney-in-fact and custodian for ST Finance, with full power of substitution, and authorizing the Tag Along Unitholder to (A) execute and deliver such ministerial documents and instruments as may be reasonably requested by the proposed purchaser of the Tag Along Units (the "Tag Along Purchaser"), the Company or their respective counsel to effect the Transfer and (B) take such other actions as the Tag Along Unitholder may deem reasonably necessary or appropriate to effect the sale of such Tag Along Units to the Tag Along Purchaser, upon receipt of the purchase price therefor set forth in the Tag Along Closing Notice at the closing of the Tag Along Sale, free and clear of all Encumbrances, other than those imposed by Law. The Tag Along Unitholder shall hold ST Finance's certificate(s) representing Tag Along Units and other documents covered by the immediately preceding sentence in trust for ST Finance pending completion or abandonment of the Tag Along Sale. The Tag Along Unitholder shall promptly notify ST Finance of the definitive date, time and place of the closing of the Tag Along Sale upon confirmation thereof, so that the ST Finance may attend such closing.

            Section 11.5    General Provisions.

            (a) The Member proposing to Transfer Units or other securities of the Company (the "Transferring Member") and the Person to whom such Transfer is proposed to be made (the "Transferee") shall each execute, acknowledge and deliver to the Company such instruments of Transfer and assignment with respect to such Transfer and such other instruments and documents and shall provide such information as may be deemed necessary or desirable by, and in form and substance satisfactory to, the Board.

            (b) The Transferee shall agree in writing to assume all of the obligations of the Transferring Member under this Agreement with respect to the Units or other securities of the Company subject to such Transfer.

            (c) Any purported Transfer of Units by any Member in contravention of this Agreement shall be null and void, and the Company agrees not to effectuate any such Transfer of Units.

            (d) No Transfer of any Units or other interests in the Company will be permitted if such Transfer would require the Company to register any such Units or interests under the Securities Act of 1933, as amended, and any applicable state securities laws. No admission (or purported admission) of a Member, and no Transfer (or purported Transfer) of all or a part of a Member's interest in the Company (or any economic interest therein), whether to another Member or to a Person who is not a Member, shall be effective, and any such admission or Transfer (or purported admission or Transfer) shall be void ab initio, and no Person shall otherwise become a Member if after such admission or Transfer the Company would be required to register its Units or interests in the Company under the Securities Act of 1933, as amended.

            (e) No Member may, without the written consent of BEI, Transfer all or any portion of its interests in the Company if such Transfer would violate the federal securities laws or would cause a termination of the Company for federal income tax purposes.

            (f) Notwithstanding anything to the contrary contained herein, no Member shall Transfer any portion of such Member's interest if such Transfer or attempted Transfer could cause the Company to be treated as a "publicly traded partnership" within the meaning of Code Section 7704.

            Section 11.6    Substituted Member.

            Any permitted Transferee of any Units or other security of the Company shall become a Member and shall be entitled to the rights of a Member under this Agreement or the Delaware Act and shall, upon the effectiveness of such Transfer in compliance with all requirements herein, be entitled to receive any Distributions that would otherwise be payable in respect of the Units or other securities of the Company subject to such Transfer. Without limiting the generality of the foregoing, any permitted Transferee of any Units or other security of the Company shall be entitled to any voting rights or rights to information relating to the Company provided to Members under this Agreement or the Delaware Act. In connection therewith such Transferee shall execute a counterpart of this Agreement or other writing as determined by the Board in its discretion pursuant to which such Transferee agrees to be bound by all the terms and conditions of this Agreement.

                                  ARTICLE XII
                            CERTIFICATES AND LEGENDS

            Section 12.1 Article 8 Opt-In. Each limited liability company interest in the Company (including the Units) shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including
Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to
Article 8 thereof as adopted by the American Law Institute and the National

Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

            Section 12.2    Certificates.

            (a) A Member's limited liability company interests in the Company (including the Units) shall be represented by one or more certificates, in substantially the form attached as Exhibit A hereto (a "Unit Certificate"), issued to such Member by the Company. Each such Certificate shall be denominated in terms of the number of limited liability company interests in the Company evidenced by such Unit Certificate and shall be signed by at least one Officer on behalf of the Company. On the date hereof, the Company shall issue to each Initial Member one or more Unit Certificates in the name of such Member to represent the Membership Interests owned by such Member as of the date hereof.

            (b) Upon the issuance of additional limited liability company interests in the Company to any Person in accordance with the provisions of the Agreement, the Company shall issue to such Person one or more Unit Certificates in the name of such Person. Each such Unit Certificate shall be denominated in terms of the type and number of limited liability company interests in the Company evidenced by such Unit Certificate and shall be signed by at least one Officer on behalf of the Company.

            (c) The Company shall issue a new Unit Certificate in place of any Unit Certificate previously issued if the holder of the Membership Interests represented by such Unit Certificate, as reflected on the books and records of the Company:

                  (i) makes proof by affidavit, in form and substance satisfactory to the Board in its sole discretion, that such previously issued Certificate has been lost, stolen or destroyed;

                  (ii) requests the issuance of a new Unit Certificate before the Company has notice that such previously issued Unit Certificate has been acquired by a protected purchaser;

                  (iii) if requested by the Board in its sole discretion,
            delivers to the Company a bond, in form and substance satisfactory to the Board in its sole discretion, with such surety or sureties as the Board in its sole discretion may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Unit Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the Board.

            (d) Upon a Members transfer of any or all of its Membership Interests represented by a Unit Certificate in accordance with the provisions of this Agreement, such Member shall deliver such Certificate to the Company for cancellation (endorsed thereon or endorsed on a separate document), and any Officer shall thereupon cause to be issued a new Unit Certificate to such Member's transferee for the type and number of Interests being transferred and, if applicable, cause to be issued to such Member a new Unit Certificate for that type and number of Interests that were represented by the canceled Unit Certificate and that are not being transferred; provided, however, the Company shall have no duty to register the transfer unless the requirements of Section 8-401 of the Uniform Commercial Code as in effect in the State of Delaware are satisfied.

            Section 12.3    Legend.

            (a) Each Unit Certificate issued by the Company shall include the following legend:

    "THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SET FORTH IN, AND THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STI PREPAID, LLC, DATED AS OF MARCH 8, 2007, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE "AGREEMENT"). THE TRANSFER OF THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY ARE RESTRICTED AS DESCRIBED IN THE AGREEMENT.

    EACH LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY SHALL CONSTITUTE A "SECURITY" WITHIN THE MEANING OF (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8 102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND (II) THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995."

            (b) In addition, unless counsel to the Company has advised the Company that such legend is no longer needed, each Certificate shall bear a legend in substantially the following form:

    "THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),

    OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

            Section 12.4 Transfer Default. Any Transfer of Units not in strict accordance with the provisions of this Agreement shall be deemed null and void ab initio as regards the Company and the other Unitholders, and the Unitholder so Transferring (and the transferee of such Units) shall no longer have (or shall not have) the right to have a member or members on the Board of the Company and shall no longer have (or shall not have) the right to vote as a Unitholder on the corporate actions requiring a Unanimous Vote of the Unitholders. The foregoing, however, shall not impair the economic rights of the purported Transferring Unitholder.

                                  ARTICLE XIII
                     DISSOLUTION, WINDING UP AND TERMINATION

            Section 13.1    Dissolution.

            The Company shall be dissolved and its affairs wound up and terminated upon the determination of the Board; provided, however, that so long as any part of the Class A Junior Preferred Distribution is owing to ST Finance and remains unpaid, the Class A Director must approve the dissolution.

            Section 13.2    Winding Up.

            If the Company is dissolved pursuant to Section 13.1, the Board shall proceed to wind up the business and affairs of the Company upon such terms and conditions as it shall determine consistent with the terms of this Agreement and the requirements of the Delaware Act. The Board may take such amount of time as it shall determine to be necessary or desirable in connection with the winding up of the Company in light of prevailing market conditions and such other factors as it shall determine. No fees shall be payable to any of the Members for winding up the business and affairs of the Company without the prior consent of all of the Members. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Members and the conduct of the Company during the period of winding up of the Company's affairs. The Board shall distribute the assets of the Company in kind or liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (a) To creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment, by the establishment of reserves of cash or other assets of the Company for contingent liabilities in amounts, if any, determined by the Board in its discretion to be appropriate for such purposes or by other reasonable provision for payment); and

            (b) To Members in accordance with the positive Capital Account balances of the Members as contemplated by Regulation Section 1.704-1(b)(2)(ii)(b)(2) after giving effect to all contributions, distributions and allocations for all periods; provided, however, that notwithstanding anything in this Section 13.2(b) to the contrary, in no event shall the aggregate distributions to the Class B Member pursuant to Section 10.2(b) and this Section 13.2(b) be less than the amount the Class B Member would have received had all amounts been distributed pursuant to Section 10.2(b).

            Section 13.3    Cancellation of Certificate of Formation.

            Upon the completion of the distribution of Company Property as provided in Section 13.2, the Company shall be terminated, and the Board shall cause the cancellation of the Certificate and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

                                  ARTICLE XIV
                                  MISCELLANEOUS

            Section 14.1    Notices.

            All notices and other communications required or permitted by this Agreement shall be in writing and shall be delivered by personal delivery, by nationally recognized overnight courier service, by facsimile or by first class mail, addressed to any Member at its address as set forth on Schedule I (as the same may be updated from time to time at the direction of such Member) or to the Company at its principal office. Notices shall be deemed given one business day after being sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; or when received, if sent by facsimile or other electronic means or by first class, certified or registered mail.

            Section 14.2    Waiver.

            Any provision of this Agreement may be waived if such waiver is contained in a writing, signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege. Except as otherwise provided, all rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 14.3    Assignment.

            Except as otherwise expressly provided herein, no Member may assign any of its rights or obligations under this Agreement without the prior written consent of each holder of Units.

            Section 14.4    Entire Agreement.

            This Agreement (including the schedules and Addenda hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

            Section 14.5    Amendments.

            Except as otherwise specifically provided herein, any amendment to this Agreement or to any organizational document of the Company shall be adopted and be effective as an amendment hereto if it received the affirmative vote of the Members owning a majority of the Units and the affirmative vote of ST Finance, so long as ST, directly or indirectly, owns a Class A Membership Interest in the Company, provided that such amendment be in writing and executed by such Members.

            Section 14.6    Parties in Interest.

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company and the Members (and their respective successors or permitted assigns) any rights or remedies under or by reason of this Agreement. The Company is executing this Agreement as a party, and this Agreement shall constitute a contract among the Members and among the Company and each of the Members.

            Section 14.7    Submission to Jurisdiction; Selection of Forum.

            ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS AGREEMENT OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT SHALL APPOINT THE CORPORATION TRUST COMPANY OR A SIMILAR ENTITY (THE "AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH

COURT IN THE STATE OF NEW YORK, AND EACH OF THE PARTIES TO THIS AGREEMENT SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM AND AFTER THE DATE HEREOF. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF NEW YORK FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.

            Section 14.8    Counterparts; Facsimile Delivery.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement and delivery thereof may be made by facsimile transmission.

            Section 14.9    Severability.

            The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            Section 14.10   Equitable Relief.

            Each party acknowledges that money damages would be inadequate to protect against any actual or threatened breach of this Agreement by any party and that each party shall be entitled to equitable relief, including specific performance and/or injunction, without posting bond or other security in order to enforce or prevent any violations of the provisions of this Agreement.

            Section 14.11   Additional Documents and Acts.

            Each Member agrees to do all such acts and things and to make, execute and deliver such written instruments as from time to time may be requested by the Board to carry out the terms and provisions of this Agreement and to enable each party to obtain the intended benefits of this Agreement.

            Section 14.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            Section 14.13 Litigation Expenses. In the event of any litigation between or among the Members brought under or in connection with this Agreement, the Member prevailing in the litigation will be entitled to be reimbursed by the non-prevailing Member for all costs and expenses, including court costs and reasonable attorneys' and experts' fees and expenses, actually incurred by such prevailing Member in connection with such litigation.

               [Remainder of this page intentionally left blank.]

            IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

                                    STI PREPAID, LLC

                                    By:
                                       ---------------------------------
                                       Name:  Joseph A. Orlando
                                       Title: President

                                    ST FINANCE, LLC, as Member

                                    By:
                                       ---------------------------------
                                       Name:  Samer Tawfik
                                       Title: Managing Member

                                    BEI PREPAID, LLC, as Member

                                    By:
                                       ---------------------------------
                                       Name:  Joseph A. Orlando
                                       Title: President

                                    EXHIBIT A



THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SET FORTH IN, AND THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STI PREPAID, LLC, DATED AS OF ______ ____, 2007, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE "AGREEMENT"). THE TRANSFER OF THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY ARE RESTRICTED AS DESCRIBED IN THE AGREEMENT.

EACH LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY SHALL CONSTITUTE A "SECURITY" WITHIN THE MEANING OF (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND (II) THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO
ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                                 CERTIFICATE FOR
                                STI PREPAID, LLC

Certificate Number _____                                _____ Number and Type of
                                                                       Interests

STI PREPAID, LLC, a Delaware limited liability company (the "Company"), hereby certifies that ______________________ (the "Holder") is the registered owner of ______ of the [Class A/Class B] Units (as such term is defined in the Agreement)

(the "Interests"). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests. No transfer of an Interest shall be effective until the transfer of the Interest is registered upon books maintained for that purpose by or on behalf of the Company.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by [__________________] as of the date set forth below.

Dated: _____________________        ________________________________
                                    Name:
                                    Title:

                          (REVERSE SIDE OF CERTIFICATE
                       FOR INTERESTS OF STI PREPAID, LLC)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________ (print or typewrite name of Transferee), __________________ (insert Social Security or other taxpayer identification number of Transferee), the following specified
Interests: ______________ (identify the number and type of Interests being transferred), and irrevocably constitutes and appoints __________________________, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:  __________________________  Signature:  ________________________________
                                                      (Transferor)

                              Address:  ________________________________________

                                        ________________________________________
















                                      A-2